Exhibit 21        Subsidiaries of the Registrant

     The following listed companies represent the significant subsidiaries of the Company, all of which are included in the Company's consolidated financial statements:




Name Under Which                   State or Other Jurisdiction     Percentage Owned
----------------                   ---------------------------     ----------------
Business is Conducted                   of Incorporation              by Company
---------------------                   ----------------              ----------

Ferembal S.A.                                France                       64%

Lockwood, Kessler & Bartlett,               New York                     100%
Inc.

Dixie Union GmbH & Company KG                Germany                     100%

Plastic Containers, Inc.                    Delaware                      84%

Continental Plastic Containers,             Delaware                     100%
Inc. (1)

Continental Caribbean                       Delaware                     100%
Containers, Inc. (1)

Obalex A.S. (2)                          Czech Republic                   96%

(1)  Subsidiary of Plastic Containers, Inc.

(2)   Subsidiary of Ferembal.